SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       FIRST TRUST EXCHANGE-TRADED FUND II
   -------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           20-8691056
                                                      20-8691141
---------------------------------------- --------------------------------------
(State of Incorporation or Organization) (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois        60532
-------------------------------------------------    --------------
    (Address of Principal Executive Offices)           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-143964.

Securities to be registered pursuant to Section 12(b) of the Act:

                   TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH EACH CLASS
                   TO BE SO REGISTERED                                   IS TO BE REGISTERED

         Common Shares of Beneficial Interest,                      American Stock Exchange LLC
               $.01 par value per share,
                           of
   First Trust DJ STOXX(R) Select Dividend 30 Index Fund

         Common Shares of Beneficial Interest,                      American Stock Exchange LLC
               $.01 par value per share,
                           of
First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund


Securities to be registered pursuant to Section 12(g) of the Act:

                    NONE
              ------------------
              (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of each of the First Trust DJ STOXX(R) Select Dividend 30 Index Fund and First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund, each a series of the First Trust Exchange-Traded Fund II (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange LLC. A description of the Shares is contained in the Preliminary Prospectuses, which were a part of the Registration Statements on Form N-1A (Registration Nos. 33-143964, 811-21944), filed with the Securities and Exchange Commission on June 21, 2007. Such descriptions are incorporated by reference herein.

ITEM 2.           EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST TRUST EXCHANGE-TRADED FUND II



                                    By: /s/ W. Scott Jardine
                                        -------------------------------------
                                        W. Scott Jardine, Secretary

August 23, 2007